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Exhibit 99.3

TENDER FOR ALL OUTSTANDING
4 7/8% SENIOR NOTES DUE NOVEMBER 15, 2008 AND
6 1/8% SENIOR NOTES DUE NOVEMBER 15, 2013
IN EXCHANGE FOR
4 7/8% SENIOR NOTES DUE NOVEMBER 15, 2008 AND
6 1/8% SENIOR NOTES DUE NOVEMBER 15, 2013
THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
OF
QUEBECOR WORLD CAPITAL CORPORATION

To Registered Holders:

        We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Quebecor World Capital Corporation ("Quebecor Capital") to exchange its 4 7/8% Senior Notes due November 15, 2008 and 6 1/8% Senior Notes due November 15, 2013 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of Quebecor Capital's issued and outstanding 4 7/8% Senior Notes due November 15, 2008 and 6 1/8% Senior Notes due November 15, 2013 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated                        , 2004 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal").

        Enclosed herewith are copies of the following documents:

  1.
  the Prospectus;

  2.
  the Letter of Transmittal including the Guidelines for Certification of Taxpayer Identification Number;

  3.
  a Notice of Guaranteed Delivery;

  4.
  a fom of Instruction to Registered Holder from Beneficial Owner; and

  5.
  a letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, UNLESS EXTENDED.

        The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to Quebecor Capital that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder or any such other person is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, it is not engaged in and does not intend to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of Quebecor Capital within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate," that such person may not rely on the applicable interpretations of the staff of the U.S. Securities and Exchange Commission set forth in no-action letters to third parties described under "The Exchange Offer — Resale of the New Notes" in the Prospectus and will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder or any such other person is a broker-dealer (whether or not it is also an "affiliate" of Quebecor Capital within the meaning of Rule 405 under the Securities Act) that will receive New Notes for its own account in exchange for Old Notes, such tendering holder will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Old Notes for you to make the foregoing representations.

        Quebecor Capital will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. Quebecor Capital will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, Citibank, N.A., in the manner set forth below.

        The Exchange Agent for the Exchange Offer is:

CITIBANK, N.A.

Deliver to:

By Mail:	By Hand or Overnight Delivery:	By Facsimile:
Citibank, N.A.	Citibank, N.A.	Fax to: 212-657-1020
111 Wall Street	111 Wall Street	Confirm by Telephone:
15th Floor	15th Floor	1-800-422-2066
New York, New York 10043	New York, New York 10005
Attention: Agency and Trust Services	Attention: Agency and Trust Services
Very truly yours,
QUEBECOR WORLD CAPITAL CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF QUEBECOR CAPITAL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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